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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Prospectus which forms a part of the Registration Statement on Form S-8 of Genzyme Corporation of our report dated January 31, 2001, with respect to the financial statements of Wyntek Diagnostics, Inc. for the years ended December 31, 2000 and 1999.

/s/ McKay, Carne, Buniva & Lazarus LLP

San Diego, California
October 23, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS